Exhibit 99.2

RESIGNATION FROM

THE BOARD OF DIRECTORS

OF

ASTERIKO CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of the Corporation at a special meeting, notice to this meeting having been waived, held on 25th of November, 2016

WHEREAS the undersigned was appointed as Director of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with ASTERIKO CORP. and hereby formally RESIGNS, and severs any and all officials ties, duties, obligations or liabilities regarding ASTERIKO CORP., and does hereby, by affixing, his signature hereto, officially as his last corporate act, DOES HEREBY RESIGN. This Resignation is not the result of any dispute with management.

The Board shall choose a new Chief Financial Officer at a time and place of its choosing.

DATED: 25th November, 2016

/s/ ILIA TOMSKI

ILIA TOMSKI